UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

DST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 8.01 as it pertains to the conditional approval by the Board of Directors (the “Board”) of DST Systems, Inc. (“DST” or the “Company”) of amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) to implement a majority voting standard for uncontested director elections and to reflect the elimination of cumulative voting and the declassification of the Board is hereby incorporated by reference into this Item 5.03. A copy of the Bylaws, as amended, will be filed in the event that any of the amendments to the Bylaws described herein become effective following the 2015 annual meeting of stockholders.

Item 8.01     Other Events.

On October 29, 2014, DST issued a news release announcing that on October 24, 2014, the Board approved two amendments to the Company’s Certificate of Incorporation (the “Charter”). One amendment would eliminate cumulative voting in director elections and the other amendment would declassify the Board. In addition, the Board adopted an amendment to the Company’s Bylaws to implement a majority voting standard for uncontested director elections and a related amendment to the Company’s Corporate Governance Guidelines to adopt a director resignation policy for directors who fail to receive a majority vote in an uncontested election. The Charter amendment to declassify the Board, the Bylaw amendment to implement a majority voting standard for uncontested director elections and the director resignation policy are each conditioned upon stockholder approval of the Charter amendment to eliminate cumulative voting.

The Charter amendments to eliminate cumulative voting and to declassify the Board will be submitted to the Company’s stockholders for approval at the 2015 annual meeting of stockholders. The Charter amendment to eliminate cumulative voting requires the affirmative vote of holders of a majority of outstanding shares of the Company and the Charter amendment to declassify the Board requires the affirmative vote of holders of 70% of the outstanding shares of the Company.

When fully implemented, Board declassification will permit the Company’s stockholders to vote annually for all directors. The Board is currently divided into three classes, each of which is elected for a three-year term. If the stockholders approve the Charter amendment to eliminate cumulative voting and the Charter amendment to declassify the board by the requisite votes, declassification of the Board would be phased-in beginning with the 2016 annual meeting of stockholders. The phase-in would allow directors elected at or prior to the 2015 annual meeting of stockholders to complete their respective three-year terms. Directors completing their terms at the 2016 annual meeting of stockholders and at subsequent annual meetings would be elected to one-year terms. The declassification of the Board would be complete as of the 2018 annual meeting of stockholders, and as of such year, all directors would be elected annually.

The adoption of a majority voting standard for uncontested director elections will require directors to be elected by the affirmative vote of a majority of the votes cast. In a contested election, a plurality voting standard would apply. If the Charter amendment to eliminate cumulative voting is approved by the stockholders, the Bylaw amendment adopting a majority voting standard for uncontested director elections and the related amendment to the Corporate Governance Guidelines adopting a director resignation policy would become effective immediately upon the effectiveness of such Charter amendment. The elimination of cumulative voting and the majority voting standard for uncontested director elections would apply to director elections beginning at the 2016 annual meeting of stockholders.

Subject to the proposed Charter amendments being approved by the Company’s stockholders and becoming effective, the Board has also approved conforming amendments to the Company’s Bylaws and Corporate Governance Guidelines. Such conforming amendments would become effective immediately upon the effectiveness of the corresponding Charter amendments.

A copy of the news release is filed herewith as Exhibit 99.1. The full text of each of the aforementioned proposals to amend the Charter will be included in the Company’s proxy statement to be filed with the Securities and Exchange Commission prior to the 2015 annual meeting of stockholders.

ITEM 9.01 Financial Statements and Exhibits

(d). Exhibits.

Exhibit Number	Description
99.1	News Release dated October 29, 2014

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of October, 2014.

DST Systems, Inc.

By: /s/ Randall D. Young

Name: Randall D. Young
Title: Senior Vice President, General Counsel
and Secretary

Exhibit 99.1